SECURITIES AND EXCHANGE COMMISSION

Washington, DC. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 22, 2004

FIRST CONSULTING GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23651	95-3539020
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

111 W. Ocean Blvd. 4th Floor, Long Beach, CA		90802
(Address of principal executive offices)		(Zip Code)

(562) 624-5200
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 12.  Results of Operations and Financial Condition.

On April 22, 2004, FCG issued a press release announcing its financial results for the first quarter of 2004. The full text of this press release is furnished as Exhibit 99.1 to this report.

Please note that the press release furnished with this report as Exhibit 99.1 contains non-GAAP financial information that is not prepared in accordance with GAAP as it excludes charges related to a previously announced stock repurchase transaction that occurred in February 2004.  FCG’s management believes that the presentation of non-GAAP information may be useful to investors because FCG has historically provided this information and understands that some investors consider it in evaluating FCG’s business.  FCG’s management also uses this non-GAAP information, along with the GAAP information, in evaluating FCG’s business for these purposes.  The non-GAAP results should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP or other proforma measures used by other companies.

The information in this report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Consulting Group, Inc.

Date: April 22, 2004	By:	/s/ Michael A. Zuercher
Michael A. Zuercher
VP, General Counsel and Secretary